                                                                       EXHIBIT 1


                                   AGREEMENT
                                Filed as Part of

                           STATEMENT ON SCHEDULE 13D
                                 Filed With The
                       SECURITIES AND EXCHANGE COMMISSION


          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the Statement on
Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.


Dated:  July 23, 1998



                                    /s/ Joseph E. Cresci
                                    ------------------------------------
                                    Joseph E. Cresci


                                    The Joseph E. Cresci, Revocable Trust U/T/A dated April 3, 1996

                                    By: /s/ Joseph E. Cresci, Trustee
                                        --------------------------------
                                        Joseph E. Cresci, Trustee


                                    /s/ James F. Powers, Trustee
                                    ------------------------------------
                                    James F. Powers, as Trustee


                                    The Cresci Family Limited
                                     Partnership


                                    By: /s/ Joseph E. Cresci, G.P.
                                       ---------------------------------
                                       Joseph E. Cresci, General
                                       Partner


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